EXHIBIT 2.2

CERTIFICATE OF INCORPORATION

OF

KINGSCROWD, INC.

a Delaware corporation

ARTICLE 1

NAME

The name of this corporation is KingsCrowd, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 16192 Coastal Highway in the City of Lewis, County of Sussex, zip code 19958. The name of the registered agent at such address upon whom process against this corporation may be served is Harvard Business Services.

ARTICLE 3

PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “DGCL”) as the same exists or may hereafter be amended.

ARTICLE 4

CAPITAL STOCK

4.1. Authorized Shares. The Corporation is authorized to issue fifty-one million (51,000,000) shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and fifteen million (15,000,000) shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

4.2. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a) Voting Rights.

(i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

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(b) Dividends. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(d) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e) Equal Status. Except as expressly provided in this Article 4, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f) Conversion.

(i) Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(ii) Each share of Class B Common Stock shall automatically, without any further action on the part of the holder, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the consummation by the Corporation of an underwritten public offering of the Corporation’s securities from which the Corporation receives gross proceeds in excess of $10,000,000.

(g) Transfers of Common Stock.

(i) A Transfer (as defined below) of shares of Class B Common Stock shall not cause the conversion of said shares into Class A Common Stock or otherwise change the character of the shares of Class B Common Stock Transferred.

(ii) For purposes of this Certificate of Incorporation, the following terms have the meanings ascribed to them in this Section 4.2(g)(ii):

(A) “Transfer” means and includes any sale, transfer, assignment, gift, donation, or other disposition of such shares of Class B Common Stock or any interest therein, either voluntarily or involuntarily, by operation of law or otherwise, or the entry into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or similar disposition of, any shares of Class B Common Stock owned by a Person or any interest (including a beneficial interest) in any shares of Class B Common Stock owned by a Person, other than an Involuntary Transfer of such shares of Class B Common Stock.

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(B) “Involuntary Transfer” means any Transfer of shares of Class B Common Stock upon any bankruptcy, assignment for the benefit of creditors, judicial order, legal process, divorce, execution, attachment, enforcement of a pledge or other encumbrance, or otherwise than by a voluntary decision on the part of the holder of the shares of Class B Common Stock to Transfer such securities.

(h) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

ARTICLE 5

BOARD OF DIRECTORS

5.1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors of the Corporation (the “Board”). In addition to the powers and authority expressly conferred upon the Board by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

5.2. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3. No stockholder will be permitted to cumulate votes at any election of directors.

5.4. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

ARTICLE 6

CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE 7

LIMITATION OF LIABILITY AND INDEMNIFICATION

7.1. Limitation of Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL or other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or other law of the State of Delaware, as so amended. Neither any amendment nor repeal of this Section A, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Section A, shall eliminate or reduce the effect of this Section A, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section A, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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7.2. Indemnification and Advancement of Expenses. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s or officer’s right to indemnification conferred by this Section 7.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article 7 or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director or officer, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

7.3. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in Section 7.2 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7 or otherwise.

7.5. Persons Other Than Directors and Officers. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 7.2 or to advance expenses to persons other than directors or officers of the Corporation.

7.6. Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article 7 shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE 8

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter change or repealed any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE 9

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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ARTICLE 10

CORPORATE OPPORTUNITIES

The Corporation renounces to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons delineated in (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article 10 will only be prospective and will not affect the rights under this Article 10 in effect at the time of the alleged occurrence of any actions or omission to act giving rise to liability.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 10.

ARTICLE 11

INCORPORATOR

The name and mailing address of the incorporator are as follows:

William P. Ruffa

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 28th day of December, 2020.

By:
William P. Ruffa, Incorporator

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